[AQUINAS FUNDS LOGO]

                                  ANNUAL REPORT

                             THE AQUINAS FUNDS, INC.
                                 1-800-423-6369

                                December 31, 2004

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DEAR SHAREHOLDER:                                            DECEMBER 31, 2004

2004 was a good year for the Aquinas Funds. All four funds had positive returns. The adviser to the Aquinas Funds, Aquinas Investment Advisers, Inc. (AIAI) recently received a report of an independent analytical firm, Analytical Engines, Inc., that rated Aquinas Investment Advisers among the top five advisers in their universe for U.S. Equity Managers. This rating covered the period of the last three years and required the advisers to have at least three equity mutual funds and one other type of fund for use in the analysis. What does this mean? It means that AIAI has proven that it can deliver investment results, which includes returns, volatility, expenses, turnover, market downside capture, etc.

TOTAL RETURNS FOR THE              SIX         ONE        THREE YEAR         FIVE YEAR       TEN YEAR
PERIODS ENDED DECEMBER 31, 2004  MONTHS        YEAR     AVERAGE ANNUAL    AVERAGE ANNUAL  AVERAGE ANNUAL
========================================================================================================
Aquinas Fixed Income Fund         4.31%        4.35%        5.51%             6.98%            6.70%
========================================================================================================

Aquinas Value Fund                11.08%      15.93%        5.02%             1.41%            9.10%
========================================================================================================

Aquinas Growth Fund               3.97%        8.03%        0.14%            -2.89%            10.36%
========================================================================================================

Aquinas Small-Cap Fund(1)         4.24%        2.91%       -2.36%            -3.05%            5.11%

(1) PRIOR TO NOVEMBER 1, 2000, THE SMALL-CAP FUND WAS KNOWN AS THE "BALANCED FUND" AND IT WAS DESIGNED
    TO PROVIDE ONE VEHICLE FOR PARTICIPATING IN THE INVESTMENT STRATEGIES OF THE VALUE FUND, GROWTH FUND
    AND FIXED INCOME FUND.

We are pleased that our funds have performed well and that the adviser is recognized by independent organizations for overall factors of performance. In addition to our financial performance, we continue to have good results in our socially responsible investing activities. We have completed eleven years of proving that it is possible to influence corporate America and persuade it to make positive change for the good of the company and the good of our society. At the same time, there is much work to be done as we bring issues to the attention of management at companies where short run goals can be in juxtaposition with long run economics. Aquinas tries to explain our concerns about the dangers of practices and policies that may subject the company to lawsuits or regulatory actions that will cost shareholders money in the future as a company ignores responsible enterprise activities. For example, we believe that we saved one major corporation hundreds of millions of dollars in gender discrimination lawsuit awards, that we saved younger companies the embarrassment of participation in highly indecent activities that may border on pornography and pedophilia, that we removed the potential bad publicity of participation in use of sweatshops for production of merchandise. We have worked on pro-life issues by delaying the implementation of the abortion pill for over five years, by the reduction of abortions in hospitals, by reducing donations to Planned Parenthood, by reducing insurance coverage for abortions, and by reducing contraception distribution. Aquinas has stopped a number of companies from advertising on indecent programs as well as the distribution of pornography. Aquinas started the process at a major media and entertainment company in 1995 to create a sweatshop awareness monitoring program that has blossomed into a major human rights integration

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process in China that currently affects 30,000 Chinese workers. Drug companies have been influenced to improve access to drugs for uninsured and underinsured Americans. We have played a role in the reduction of tobacco sales to minors as well as the sale of inappropriate video games to minors. All of these activities are part of our promise to you to do good with your investment dollars.

I would like to discuss the reduction of donations to Planned Parenthood over the years. There are some organizations that believe that an investor should blacklist companies that donate to Planned Parenthood. Of course, if you do that, the company continues to donate to Planned Parenthood. The Aquinas approach is to persuade the company that donations to Planned Parenthood are not good for the company. We have been very successful. If you are interested in receiving a report on companies that have stopped donations to Planned Parenthood, please call us. You will be impressed.

AQUINAS FIXED INCOME FUND

AQUINAS FIXED INCOME FUND had a return of 4.35% versus a 4.19% return of the Lehman Bros. Government/Credit Bond Index and 3.04% return of the Lehman Bros. Intermediate Government/Credit Bond Index (please remember that our returns are net of expenses _ so we did really well). This Fund continues to do well as the sub-adviser with 70% of the assets, Income Research and Management, makes use of imbedded puts in many of the longer term securities, which shortens the duration of the portfolio to an intermediate term in a period of rising interest rates.

                                                             Lehman Bros.
                                         Lehman Bros.        Intermediate
                   AQUINAS FIXED        Gov't./Credit        Gov't./Credit
                    INCOME FUND           Bond Index           Bond Index
                -------------------- -------------------- --------------------

Jan. 3, 1994           10,000              10,000               10,000
Dec. 1994               9,691               9,649                9,807
Dec. 1995              11,266              11,505               11,311
Dec. 1996              11,585              11,840               11,768
Dec. 1997              12,574              12,995               12,695
Dec. 1998              13,475              14,225               13,766
Dec. 1999              13,224              13,920               13,819
Dec. 2000              14,429              15,569               15,217
Dec. 2001              15,775              16,893               16,581
Dec. 2002              16,926              18,757               18,211
Dec. 2003              17,755              19,633               18,996
Dec. 2004              18,527              20,456               19,574


THIS CHART ASSUMES AN INITIAL GROSS INVESTMENT OF $10,000 MADE ON 1/3/94 (INCEPTION). RETURNS SHOWN INCLUDE THE REINVESTMENT OF ALL DIVIDENDS, BUT DO NOT REFLECT THE DEDUCTION OF TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR THE REDEMPTION OF FUND SHARES. PERFORMANCE REFLECTS FEE WAIVERS IN EFFECT. ABSENT FEE WAIVERS, TOTAL RETURNS WOULD BE REDUCED. PAST PERFORMANCE IS NOT PREDICTIVE OF FUTURE PERFORMANCE. INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT YOUR SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST.


2
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                                  TOTAL RETURNS
                     For the Periods Ended December 31, 2004

                                               Five                 Ten
                                               Year                 Year
                            One              Average              Average
                            Year              Annual               Annual
--------------------------------------------------------------------------------
Aquinas Fixed
Income Fund                4.35%               6.98%               6.70%
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Lehman Bros. Gov't./
Credit Bond Index          4.19%               8.00%               7.80%
--------------------------------------------------------------------------------
Lehman Bros.
Intermediate Gov't./
Credit Bond Index          3.04%               7.21%               7.16%
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THE LEHMAN BROTHERS GOVERNMENT/CREDIT BOND INDEX INCLUDES ALL PUBLIC OBLIGATIONS
OF THE U.S. TREASURY, EXCLUDING FLOWER BONDS AND FOREIGN-TARGETED ISSUES; ALL PUBLICLY ISSUED DEBT OF U.S. GOVERNMENT AGENCIES AND QUASI-FEDERAL CORPORATIONS, AND CORPORATE DEBT GUARANTEED BY THE U.S. GOVERNMENT; AND ALL PUBLICLY ISSUED, FIXED RATE, NONCONVERTIBLE, INVESTMENT GRADE, DOLLAR-DENOMINATED, SEC-REGISTERED CORPORATE DEBT (INCLUDING DEBT ISSUED OR GUARANTEED BY FOREIGN SOVEREIGN GOVERNMENTS, MUNICIPALITIES, GOVERNMENTAL AGENCIES, OR INTERNATIONAL AGENCIES).

THE LEHMAN BROTHERS INTERMEDIATE GOVERNMENT/CREDIT BOND INDEX IS A TOTAL RETURN INDEX CONSISTING OF INVESTMENT GRADE CORPORATE DEBT ISSUES AS WELL AS DEBT ISSUES OF U.S. GOVERNMENT AGENCIES AND THE U.S. TREASURY. THE DEBT ISSUES ALL MAINTAIN MATURITIES WITHIN A RANGE OF ONE TO TEN YEARS.

SECTOR ALLOCATIONS

Asset-Backed Securities            19.2%
Convertible Bonds                   1.4%
Corporate Bonds                    49.7%
Municipal Bonds                     1.2%
U.S. Government Agencies           14.0%
U.S. Treasury Obligations          11.5%
Other                               3.0%


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AQUINAS VALUE FUND

In 2004, AQUINAS VALUE FUND returned 15.93% compared to 10.88% for the S&P 500(R) Index. The value style returned to popularity and our commitment to style consistency rewarded our shareholders. One of our sub-advisers, Iridian Investment Management, adds value with their analysis of the acquisition value of a company and this was one reason why Aquinas did so well. Examples would be the acquisition of AT&T Wireless by Cingular, Wellpoint by Anthem, Guidant by J&J, Bankone by J.P. Morgan Chase, etc. We expect that this opportunity will continue to avail itself because many companies have fortress-level balance sheets, large amounts of cash on their balance sheets, record levels of profitability and cash flows and these are great indicators of the ability to go shopping for companies. We expect increased acquisition activity to continue in 2005.


                          AQUINAS            S&P 500(R)        Russell 3000(R)
                         VALUE FUND         STOCK INDEX         Value Index
                     ------------------  ------------------  ------------------

Jan. 3, 1994               10,000             10,000               10,000
Dec. 1994                   9,707             10,132                9,806
Dec. 1995                  13,165             13,939               13,436
Dec. 1996                  15,854             17,140               16,338
Dec. 1997                  20,269             22,859               22,029
Dec. 1998                  21,383             29,393               25,002
Dec. 1999                  21,623             35,577               26,665
Dec. 2000                  21,366             32,338               28,808
Dec. 2001                  20,022             28,494               27,560
Dec. 2002                  15,595             22,197               23,376
Dec. 2003                  20,007             28,565               30,654
Dec. 2004                  23,193             31,674               35,848


THIS CHART ASSUMES AN INITIAL GROSS INVESTMENT OF $10,000 MADE ON 1/3/94 (INCEPTION). RETURNS SHOWN INCLUDE THE REINVESTMENT OF ALL DIVIDENDS, BUT DO NOT REFLECT THE DEDUCTION OF TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR THE REDEMPTION OF FUND SHARES. PERFORMANCE REFLECTS FEE WAIVERS IN EFFECT. ABSENT FEE WAIVERS, TOTAL RETURNS WOULD BE REDUCED. PAST PERFORMANCE IS NOT PREDICTIVE OF FUTURE PERFORMANCE. INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT YOUR SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST.


4

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                                  TOTAL RETURNS
                     For the Periods Ended December 31, 2004

                                               Five                 Ten
                                               Year                 Year
                            One              Average              Average
                            Year              Annual               Annual
--------------------------------------------------------------------------------
Aquinas
Value Fund                15.93%               1.41%               9.10%
--------------------------------------------------------------------------------
S&P 500(R)
Stock Index               10.88%              -2.30%              12.07%
--------------------------------------------------------------------------------
Russell 3000(R)
Value Index               16.94%               6.10%              13.84%
--------------------------------------------------------------------------------

The S&P 500(R) STOCK INDEX IS AN UNMANAGED INDEX OF 500 SELECTED COMMON STOCKS, MOST OF WHICH ARE LISTED ON THE NEW YORK STOCK EXCHANGE. THE INDEX IS HEAVILY WEIGHTED TOWARD STOCKS WITH LARGE MARKET CAPITALIZATIONS AND REPRESENTS APPROXIMATELY TWO-THIRDS OF THE TOTAL MARKET VALUE OF ALL DOMESTIC COMMON STOCKS.

THE RUSSELL 3000(R) VALUE INDEX MEASURES THE PERFORMANCE OF THOSE RUSSELL 3000(R) INDEX COMPANIES WITH LOWER PRICE-TO-BOOK RATIOS AND LOWER FORECASTED GROWTH VALUES.

SECTOR ALLOCATIONS

Advertising Services                0.6%
Aerospace/Defense                   0.7%
Audio/Video Products                1.3%
Banking                             8.3%
Beverages                           0.8%
Biotechnology                       1.9%
Casinos and Gaming                  1.2%
Chemicals                           5.9%
Computer Products                   4.2%
Consumer Goods                      0.9%
Energy                              1.5%
Financial Services                 15.6%
Forest Products                     0.6%
Health Care Products                4.1%
Health Care Services                2.8%
Home Builders                       0.7%
Insurance                           6.1%
Manufacturing                      10.3%
Media                               5.1%
Oil and Gas                         9.8%
Paper and Paper Products            1.2%
Pharmaceuticals                     3.1%
Printing and Publishing             1.2%
Retail                              9.3%
Semiconductors                      0.6%
Telecommunications                  1.5%
Transportation                      0.5%
Other                               0.2%

                                                                               5
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AQUINAS GROWTH FUND

AQUINAS GROWTH FUND returned 8.03% against the S&P 500(R) Index of 10.88%. While 2004 was slightly under our target, this Fund has had a wonderful record over the last five years against its large cap growth fund peers. While the growth style of investing has been out of favor since the bursting of the technology and media bubble of the late 1990's, it is an important part of a long term investment portfolio. The Fund underperformed in 2004 as a result of weaker stock selection at both of our sub-advisers. Sirach lost its Chief Investment Officer and analyst turnover and retirements at McStay reduced their effectiveness. Sirach notified us that they were going out of business at year-end 2004. At the end of 2004, we replaced both managers (Sirach and John McStay Investment Counsel) in this Fund as we contemplated the best way to manage the Fund during the challenging economic environment which approaches. Those challenges include a huge Federal budget deficit with a tax decrease instead of an increase to fund a war, a major trade deficit, and social issues involving healthcare and who receives it, and Social Security privatization. The new sub-adviser, Stralem & Company, has a desirable track record of investment performance during turbulent times.


                          AQUINAS            S&P 500(R)        Russell 3000(R)
                        GROWTH FUND         Stock Index            Index
                     ------------------  ------------------  ------------------

Jan. 3, 1994              10,000               10,000              10,000
Dec. 1994                  9,322               10,132              10,018
Dec. 1995                 12,145               13,939              13,705
Dec. 1996                 14,927               17,140              16,695
Dec. 1997                 19,252               22,859              22,001
Dec. 1998                 23,478               29,393              27,312
Dec. 1999                 28,939               35,577              33,021
Dec. 2000                 29,656               32,338              30,557
Dec. 2001                 24,886               28,494              27,057
Dec. 2002                 19,180               22,197              21,228
Dec. 2003                 23,132               28,565              27,821
Dec. 2004                 24,989               31,674              31,145


THIS CHART ASSUMES AN INITIAL GROSS INVESTMENT OF $10,000 MADE ON 1/3/94 (INCEPTION). RETURNS SHOWN INCLUDE THE REINVESTMENT OF ALL DIVIDENDS, BUT DO NOT REFLECT THE DEDUCTION OF TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR THE REDEMPTION OF FUND SHARES. PERFORMANCE REFLECTS FEE WAIVERS IN EFFECT. ABSENT FEE WAIVERS, TOTAL RETURNS WOULD BE REDUCED. PAST PERFORMANCE IS NOT PREDICTIVE OF FUTURE PERFORMANCE. INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT YOUR SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST.


6

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                                  TOTAL RETURNS
                     For the Periods Ended December 31, 2004
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                                               Five                 Ten
                                               Year                 Year
                            One              Average              Average
                            Year              Annual               Annual
--------------------------------------------------------------------------------
Aquinas
Growth Fund                8.03%              -2.89%              10.36%
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S&P 500(R)
Stock Index               10.88%              -2.30%              12.07%
--------------------------------------------------------------------------------
Russell 3000(R) Index     11.95%              -1.16%              12.01%
--------------------------------------------------------------------------------

The S&P 500(R) STOCK INDEX IS AN UNMANAGED INDEX OF 500 SELECTED COMMON STOCKS, MOST OF WHICH ARE LISTED ON THE NEW YORK STOCK EXCHANGE. THE INDEX IS HEAVILY WEIGHTED TOWARD STOCKS WITH LARGE MARKET CAPITALIZATIONS AND REPRESENTS APPROXIMATELY TWO-THIRDS OF THE TOTAL MARKET VALUE OF ALL DOMESTIC COMMON STOCKS.

THE RUSSELL 3000(R) INDEX MEASURES THE PERFORMANCE OF THOSE RUSSELL 3000(R) INDEX COMPANIES WITH LOWER PRICE-TO-BOOK RATIOS AND LOWER FORECASTED GROWTH VALUES.

SECTOR ALLOCATIONS

Chemicals                           0.6%
Computer Services                   0.4%
Computer Software                   0.4%
Electric                            2.0%
Financial Services                  0.6%
Food                                0.6%
Health Care Products                0.7%
Health Care Services                0.6%
Home Furnishings                    0.6%
Insurance                           1.7%
Oil and Gas                         2.9%
Pharmaceuticals                     0.7%
Retail                              1.7%
Semiconductors                      0.4%
Tobacco                             0.5%
Other                              85.6%


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AQUINAS SMALL-CAP FUND

AQUINAS SMALL-CAP FUND returned 2.91% against 14.31% for the Russell 2000(R) Growth Index. While this Fund underperformed for the year 2004, it returned 13.43% for the last three months of 2004. The Fund sub-adviser was impacted by the same issues mentioned in the discussion about them as a sub-adviser for the Aquinas Growth Fund. This Fund is managed by John McStay Investment Counsel and they look to small companies to actually have earnings and have a profitable track record. This concept still appears to be missing from many of the small company stocks that the market has chased. Most of the gain in the Small-Cap indexes has come from low priced stocks with no or little true earnings. It proves that you can still fool investors that speculate on factors other than earnings. Have they missed opportunities with their internal turmoil? We are closely watching them. We plan to continue to invest in good companies with good business opportunities.

                        AQUINAS             S&P 500(R)       Russell 2000(R)
                     SMALL-CAP FUND        Stock Index        Growth Index
                  --------------------   ---------------    ---------------

Jan. 3, 1994             10,000              10,000             10,000
Dec. 1994                 9,694              10,132              9,757
Dec. 1995                11,937              13,939             12,785
Dec. 1996                13,763              17,140             14,225
Dec. 1997                16,502              22,859             16,067
Dec. 1998                17,899              29,393             16,265
Dec. 1999                18,625              35,577             23,273
Dec. 2000                19,219              32,338             18,054
Dec. 2001                17,138              28,494             16,388
Dec. 2002                11,867              22,197             11,428
Dec. 2003                15,503              28,565             16,976
Dec. 2004                15,954              31,674             19,405


THIS CHART ASSUMES AN INITIAL GROSS INVESTMENT OF $10,000 MADE ON 1/3/94 (INCEPTION). RETURNS SHOWN INCLUDE THE REINVESTMENT OF ALL DIVIDENDS, BUT DO NOT REFLECT THE DEDUCTION OF TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR THE REDEMPTION OF FUND SHARES. PERFORMANCE REFLECTS FEE WAIVERS IN EFFECT. ABSENT FEE WAIVERS, TOTAL RETURNS WOULD BE REDUCED. PAST PERFORMANCE IS NOT PREDICTIVE OF FUTURE PERFORMANCE. INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT YOUR SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST.

PRIOR TO NOVEMBER 1, 2000, THE SMALL-CAP FUND WAS KNOWN AS THE "BALANCED FUND" AND IT WAS DESIGNED TO PROVIDE ONE INVESTMENT VEHICLE FOR PARTICIPATING IN THE INVESTMENT STRATEGIES OF THE VALUE FUND, GROWTH FUND AND FIXED INCOME FUND.


8

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                                  TOTAL RETURNS
                     For the Periods Ended December 31, 2004

                                               Five                 Ten
                                               Year                 Year
                            One              Average              Average
                            Year              Annual               Annual
--------------------------------------------------------------------------------
Aquinas
Small-Cap Fund             2.91%              -3.05%               5.11%
--------------------------------------------------------------------------------
S&P 500(R)
Stock Index               10.88%              -2.30%              12.07%
--------------------------------------------------------------------------------
Russell 2000(R)
Growth Index              14.31%              -3.57%               7.12%
--------------------------------------------------------------------------------

The S&P 500(R) STOCK INDEX IS AN UNMANAGED INDEX OF 500 SELECTED COMMON STOCKS, MOST OF WHICH ARE LISTED ON THE NEW YORK STOCK EXCHANGE. THE INDEX IS HEAVILY WEIGHTED TOWARD STOCKS WITH LARGE MARKET CAPITALIZATIONS AND REPRESENTS APPROXIMATELY TWO-THIRDS OF THE TOTAL MARKET VALUE OF ALL DOMESTIC COMMON STOCKS.

THE RUSSELL 2000(R) GROWTH INDEX MEASURES THE PERFORMANCE OF THOSE RUSSELL 2000(R) INDEX COMPANIES WITH HIGHER PRICE-TO-BOOK RATIOS AND HIGHER FORECASTED GROWTH VALUES.

SECTOR ALLOCATIONS

Advertising                         1.4%
Aerospace/Defense                   1.5%
Biotechnology                       1.5%
Business Services                  16.0%
Casinos and Gaming                  1.4%
Chemicals                           6.0%
Coal                                1.2%
Computer Services                   4.2%
Computer Software                   6.4%
Education                           3.2%
Electronics                         6.2%
Health Care Equipment and Supplies  7.8%
Health Care Services                5.5%
Internet Security                   5.0%
Machinery                           1.6%
Materials                           1.1%
Oil and Gas                         3.8%
Personal Services                   1.2%
Pharmaceuticals                     4.7%
Rental Auto/Equipment               0.8%
Semiconductors                      7.5%
Telecommunications                  6.2%
Trucking                            1.3%
Wireless Equipment                  3.3%
Other                               1.2%


                                                                               9

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Additionally, the list of companies that your investments have impacted in all areas is too long to name in this letter and we have listed many of their names over the years in our annual and semi-annual reports to you. If you would like more details on our socially responsible actions, please call us at 1-877-AQUINAS.

It has been our mission to work for our investors to provide an easy way to invest in a Catholic manner and earn reasonable returns at the same time. We have done this. Thank you for your trust and confidence. We appreciate your business.

Sincerely,

/s/ Frank A. Rauscher
Frank A. Rauscher
President and Treasurer


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FIXED INCOME FUND
SCHEDULE OF INVESTMENTS
DECEMBER 31, 2004


   Principal
    Amount                                                            Value
  -----------                                                      -----------

               FIXED INCOME BONDS 97.0%

               ASSET-BACKED SECURITIES 19.2%
               AmeriCredit Automobile
               Receivables Trust,
     $70,000   2.72%, 1/6/10                                         $ 69,383
               Banc of America Commercial
               Mortgage, Inc.,
     225,000   4.041%, 7/10/42                                        224,871
               Capital One Auto Finance Trust,
      75,000   3.18%, 6/15/11                                          74,323
               Capital One Master Trust,
     130,000   6.31%, 4/15/08                                         140,147
               Chase Commercial Mortgage
               Securities Corp.,
     250,582   7.37%, 2/19/07                                         264,628
     537,431   6.60%, 12/19/29                                        571,109
               Chase Credit Card Master Trust,
     730,000   2.5225%, 2/15/10*                                      731,993
               Chase Mortgage Finance Corp.,
     231,163   5.50%, 11/25/33                                        237,369
               Citibank Credit Card Issurance Trust,
     185,000   4.40%, 5/15/07*                                        186,162
               Commercial Mortgage
               Acceptance Corp.,
      41,669   5.80%, 3/15/06                                          41,814
               CS First Boston Mortgage
               Securities Corp.,
     210,000   4.302%, 7/15/36                                        211,855
               Daimler Chrysler Auto Trust,
     135,000   2.58%, 4/8/09                                          132,420
               DLJ Commercial Mortgage Corp.,
      29,358   6.11%, 6/10/31                                          29,380
     102,093   5.88%, 11/12/31                                        105,243
               Equity One ABS, Inc.,
     250,000   5.70%, 7/25/34                                         252,273
               First Union - Chase
               Commercial Mortgage,
     144,416   6.363%, 6/15/31                                        147,340

   Principal
    Amount                                                            Value
  -----------                                                      -----------

               ASSET-BACKED SECURITIES 19.2% (CONT'D.)
               General Electric Capital Assurance Co.,
    $431,885   2.5843%, 5/12/35                                      $424,080
               General Motors Acceptance Corp.,
      56,509   6.411%, 5/15/30                                         56,524
      65,693   6.15%, 5/15/35                                          66,281
               Government National
               Mortgage Association,
     280,000   4.831%, 12/16/22                                       286,680
     400,000   5.50%, 9/16/23                                         421,871
     110,000   5.881%, 3/16/24                                        116,659
      45,000   5.582%, 10/16/31                                        47,324
               Household Auto Trust,
     100,000   3.02%, 12/17/10                                         98,894
               Ikon Receivables LLC,
     125,000   3.27%, 7/15/11                                         124,844
               JP Morgan Commercial
               Mortgage Securities,
     255,000   6.044%, 12/15/10                                       271,164
                LB-UBS Commercial Mortgage Trust,
     316,978   6.27%, 6/15/20                                         335,447
     140,000   4.187%, 8/15/29                                        140,620
               MBNA Credit Card Master Note Trust,
     580,000   3.90%, 11/15/07                                        582,837
      55,000   5.90%, 8/15/11                                          59,299
               Merrill Lynch Mortgage Trust,
     100,000   4.467%, 10/12/41                                        99,762
               Morgan Stanley Capital I,
     155,448   7.22%, 5/15/07                                         165,244
     248,039   5.91%, 11/15/31                                        254,788
     100,000   4.59%, 4/14/40                                         100,483
               Nationslink Funding Corp.,
     127,921   6.001%, 8/20/30                                        129,145
               Novastar Home Equity Loan,
     165,000   3.2775%, 3/25/35*                                      165,351
               Onyx Acceptance Grantor Trust,
     105,000   3.89%, 2/15/11                                         105,284
               Popular ABS Mortgage
               Pass-Through Trust,
     165,000   5.70%, 12/25/34                                        164,936



                                                                              11

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FIXED INCOME FUND
SCHEDULE OF INVESTMENTS (CONT'D.)
DECEMBER 31, 2004


   Principal
    Amount                                                            Value
  -----------                                                      -----------

               ASSET-BACKED SECURITIES 19.2% (CONT'D.)
               Saxon Asset Securities Trust,
    $180,000   3.57%, 12/26/34                                      $ 180,700
               Wachovia Bank Commercial
               Mortgage Trust,
     210,000   4.368%, 8/15/41                                        211,673
     100,000   4.039%, 10/15/41                                        99,061
               Wells Fargo Mortgage Backed
               Securities Trust,
     281,004   4.9737%, 2/25/34*                                      281,443
     325,000   4.641%, 11/25/34                                       325,159
               WFS Financial Owner Trust,
     140,000   3.93%, 2/17/12                                         140,449
                                                                -------------
                                                                    8,876,312
                                                                -------------
               CONVERTIBLE BONDS 1.4%
     635,000   Wells Fargo & Co., 5/1/33+                             631,393
               CORPORATE BONDS 49.7%
               America Movil SA de CV,
      60,000   5.50%, 3/1/14                                           59,274
               American Airlines, Inc.,
      40,000   7.858%, 10/1/11                                         41,341
               American General Finance Corp.,
     490,000   4.625%, 5/15/09                                        498,625
      35,000   4.00%, 3/15/11                                          33,943
               Ameritech Capital Funding,
     500,000   5.95%, 1/15/38                                         500,481
               AmSouth Bancorp,
     270,000   6.75%, 11/1/25                                         301,659
               Amvescap PLC,
      50,000   5.375%, 12/15/14                                        49,837
               AOL Time Warner, Inc.,
      50,000   7.625%, 4/15/31                                         60,488
               Arrow Electronics, Inc.,
      40,000   9.15%, 10/1/10                                          47,903
               ASIF Global XVIII,
     325,000   3.85%, 11/26/07                                        326,241
               Assurant, Inc.,
      30,000   6.75%, 2/15/34                                          32,498

   Principal
    Amount                                                            Value
  -----------                                                      -----------

               CORPORATE BONDS 49.7% (CONT'D.)
               AutoZone, Inc.,
     $60,000   4.75%, 11/15/10                                       $ 58,549
      40,000   5.50%, 11/15/15                                         38,418
               AXA Financial, Inc.,
      25,000   7.75%, 8/1/10                                           29,146
      20,000   8.60%, 12/15/30                                         26,267
               Bank of America Corp.,
      75,000   7.40%, 1/15/11                                          86,878
               BellSouth Capital Funding,
     435,000   6.04%, 11/15/26                                        456,452
     195,000   7.12%, 7/15/97                                         215,393
               Boeing Co.,
     545,000   7.95%, 8/15/24                                         705,069
               Burlington North SantaFe,
     205,000   7.29%, 6/1/36                                          251,005
               Carnival Corp.,
      80,000   3.75%, 11/15/07                                         80,094
               Cendant Corp.,
      30,000   6.25%, 3/15/10                                          32,467
               Centex Corp.,
      40,000   7.50%, 1/15/12                                          46,109
               Champion International,
     190,000   6.40%, 2/15/26                                         203,898
     510,000   6.65%, 12/15/37                                        578,577
               Cia Brasileira de Bedidas,
      55,000   10.50%, 12/15/11                                        69,025
               CIT Group, Inc.,
      30,000   4.75%, 12/15/10                                         30,484
      40,000   7.75%, 4/2/12                                           47,348
               Coca-Cola Enterprises, Inc.,
     610,000   7.00%, 10/1/26                                         720,996
               Comcast Cable Communications,
      40,000   8.875%, 5/1/17                                          52,484
     390,000   8.50%, 5/1/27                                          517,602
               ConAgra Foods, Inc.,
     645,000   6.70%, 8/1/27                                          737,171
               Consolidated Natural Gas Co.,
     140,000   6.875%, 10/15/26                                       158,951


12

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--------------------------------------------------------------------------------

FIXED INCOME FUND
SCHEDULE OF INVESTMENTS (CONT'D.)
DECEMBER 31, 2004


   Principal
    Amount                                                            Value
  -----------                                                      -----------

               CORPORATE BONDS 49.7% (CONT'D.)
               Continental Airlines, Inc.,
     $40,000   7.056%, 9/15/09                                       $ 41,097
               Countrywide Home Loan,
      50,000   5.625%, 5/15/07                                         52,156
      50,000   4.00%, 3/22/11                                          48,613
               Cox Communications, Inc.,
      40,000   7.125%, 10/1/12                                         44,835
               Credit Suisse First Boston USA,
      45,000   6.50%, 1/15/12                                          50,084
               Deutsche Telekom International
               Finance BV,
      35,000   8.50%, 6/15/10                                          41,698
      50,000   8.75%, 6/15/30                                          66,023
               Dominion Resources, Inc.,
     115,000   2.80%, 2/15/05                                         115,062
     435,000   5.25%, 8/1/33                                          435,786
               Duke Energy Corp.,
      70,000   5.375%, 1/1/09                                          73,366
               EOP Operating, LP,
     525,000   4.65%, 10/1/10                                         527,399
               FedEx Corp.,
      53,606   7.02%, 1/15/16                                          60,528
               First Union Corp.,
     560,000   6.824%, 8/1/26                                         693,181
     145,000   6.18%, 2/15/36                                         160,906
               FleetBoston Financial Corp.,
     800,000   7.25%, 9/15/05                                         823,228
               Ford Motor Co.,
      25,000   7.45%, 7/16/31                                          25,143
     385,000   7.70%, 5/15/97                                         371,908
               Ford Motor Credit Co.,
     285,000   7.375%, 10/28/09                                       307,420
      80,000   7.875%, 6/15/10                                         88,141
               General Electric Capital Corp.,
      30,000   4.25%, 12/1/10                                          29,984
               General Electric Co.,
     685,000   5.00%, 2/1/13                                          702,786

   Principal
    Amount                                                            Value
  -----------                                                      -----------

               CORPORATE BONDS 49.7% (CONT'D.)
               General Motors Acceptance Corp.,
     $40,000   7.75%, 1/19/10                                        $ 42,933
     605,000   8.875%, 6/1/10                                         682,542
               General Motors Corp.,
      40,000   7.20%, 1/15/11                                          41,026
               Goldman Sachs Group, Inc.,
      20,000   6.65%, 5/15/09                                          22,069
      30,000   5.15%, 1/15/14                                          30,402
               Harrah's Operating Co.,
      60,000   8.00%, 2/1/11                                           69,688
               Hartford Financial Services Group,
     360,000   7.75%, 6/15/05                                         367,351
     100,000   4.70%, 9/1/07                                          101,993
               Health Care Property Investors, Inc.,
      20,000   6.45%, 6/25/12                                          21,898
               Health Care REIT,
      30,000   7.625%, 3/15/08                                         32,842
      50,000   8.00%, 9/12/12                                          58,584
               Hertz Corp.,
      40,000   6.625%, 5/15/08                                         41,976
      40,000   6.35%, 6/15/10                                          40,995
               Household Finance Corp.,
     510,000   6.50%, 11/15/08                                        554,664
      70,000   4.75%, 7/15/13                                          69,457
               HSBC Bank PLC,
     210,000   7.65%, 5/1/25                                          258,191
               Hutchinson Whamp International, Ltd.,
      80,000   7.45%, 11/24/33                                         88,671
               IBM Corp.,
     120,000   4.375%, 6/1/09                                         122,083
               Ingersoll-Rand Co.,
     125,000   6.443%, 11/15/27                                       142,900
               International Lease Finance Corp.,
     100,000   6.375%, 3/15/09                                        108,300
               John Hancock Global,
     205,000   5.625%, 6/27/06                                        211,280
               JP Morgan Chase & Co.,
      70,000   5.125%, 9/15/14                                         70,459


                                                                              13

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--------------------------------------------------------------------------------

FIXED INCOME FUND
SCHEDULE OF INVESTMENTS (CONT'D.)
DECEMBER 31, 2004


   Principal
    Amount                                                            Value
  -----------                                                      -----------

               CORPORATE BONDS 49.7% (CONT'D.)
               Kerr-McGee Corp.,
     $30,000   7.875%, 9/15/31                                       $ 36,740
               LB Commercial Conduit
               Mortgage Trust,
     256,675   6.40%, 2/18/30                                         259,837
               Lehman Brothers Holdings,
     540,000   7.00%, 2/1/08                                          589,998
      50,000   4.80%, 3/13/14                                          49,318
               Mass Mutual Global II,
     285,000   3.25%, 6/15/07                                         282,520
               Merrill Lynch & Co.,
     195,000   3.125%, 7/15/08                                        190,189
               Morgan Stanley,
      45,000   4.75%, 4/1/14                                           43,848
               Motorola, Inc.,
     165,000   6.50%, 9/1/25                                          176,632
               National Rural Utilities,
      50,000   5.75%, 8/28/09                                          53,442
               News America, Inc.,
     435,000   6.75%, 1/9/38                                          489,164
               Northwest Airlines,
      61,466   8.072%, 10/1/19                                         68,687
               Oklahoma Gas & Electric,
     520,000   6.65%, 7/15/27                                         588,449
               Orange & Rockland Utility,
     200,000   6.50%, 12/1/27                                         219,809
               Pemex Project Funding Master Trust,
      60,000   7.375%, 12/15/14                                        66,690
               Power Contract Financing,
      75,000   6.256%, 2/1/10                                          78,496
               Procter & Gamble Co.,
     605,000   8.00%, 9/1/24                                          805,731
               Pulte Homes, Inc.,
      60,000   8.125%, 3/1/11                                          71,349
               Quebec Province,
     660,000   7.035%, 3/10/26                                        811,980
               Sempra Energy,
      35,000   7.95%, 3/1/10                                           40,454

   Principal
    Amount                                                            Value
  -----------                                                      -----------

               CORPORATE BONDS 49.7% (CONT'D.)
               SLM Corp.,
    $310,000   3.625%, 3/17/08                                      $ 308,512
     465,000   5.375%, 5/15/14                                        480,220
               Sprint Capital Corp.,
      70,000   8.75%, 3/15/32                                          93,262
               Suntrust Banks,
     350,000   6.00%, 2/15/26                                         369,689
     315,000   6.00%, 1/15/28                                         336,964
               Telefonica Europe BV,
      40,000   7.75%, 9/15/10                                          46,908
               Temple-Inland, Inc.,
      30,000   7.875%, 5/1/12                                          35,506
               Textron Financial Corp.,
      60,000   5.875%, 6/1/07                                          63,074
      40,000   6.00%, 11/20/09                                         43,504
               Tyson Foods, Inc.,
      40,000   7.00%, 5/1/18                                           44,909
               USX Corp.,
      20,000   9.125%, 1/15/13                                         25,379
               Vanderbilt Mortgage and Finance, Inc.,
     100,000   6.57%, 8/7/24                                          103,154
     145,000   7.235%, 6/7/28                                         156,413
               Verizon Global Funding Corp.,
      10,000   7.25%, 12/1/10                                          11,457
               Vodafone Group PLC,
     155,000   7.625%, 2/15/05                                        155,904
               WMX Technologies, Inc.,
     490,000   7.10%, 8/1/26                                          554,449
               Wyeth,
      50,000   5.25%, 3/15/13                                          51,966
               XL Capital, Ltd.,
      60,000   5.25%, 9/15/14                                          60,129
                                                                -------------
                                                                   22,899,053
                                                                -------------

14

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--------------------------------------------------------------------------------

FIXED INCOME FUND
SCHEDULE OF INVESTMENTS (CONT'D.)
DECEMBER 31, 2004


   Principal
    Amount                                                            Value
  -----------                                                      -----------

               MUNICIPAL BONDS 1.2%
               Dade County Florida School District,
    $130,000   5.00%, 8/1/14                                        $ 144,734
               Fiscal Year 2005
               Securitization Corp.,
     420,000   3.40%, 8/15/08                                         419,836
                                                                -------------
                                                                      564,570
                                                                -------------
               U.S. GOVERNMENT AGENCIES 14.0% Federal Home Loan Bank,
     855,000   5.75%, 10/15/07                                        910,786
     110,000   3.625%, 11/14/08                                       109,676
               Federal Home Loan Mortgage Corp.,
     130,000   3.00%, 9/29/06                                         129,166
     125,000   4.375%, 2/4/10                                         125,131
     129,000   5.125%, 7/15/12                                        135,621
      65,000   4.50%, 1/15/14                                          64,974
     414,657   6.00%, 6/1/24                                          431,018
               Federal National Mortgage Association,
     265,000   5.25%, 6/15/06                                         272,816
     135,000   2.375%, 2/15/07                                        132,502
     120,000   6.00%, 5/15/11                                         132,024
      65,000   7.25%, 5/15/30                                          83,104
     152,821   4.709%, 3/1/33*                                        155,585
     314,320   4.206%, 5/1/33*                                        317,311
     193,575   4.55%, 7/1/33*                                         196,491
     114,752   4.949%, 10/1/33*                                       117,026
     119,982   4.603%, 11/1/33*                                       121,618
     371,059   4.828%, 11/1/33*                                       377,014
     110,199   4.68%, 12/1/33*                                        111,650
     161,589   4.697%, 1/1/34*                                        163,775
     547,704   4.838%, 3/1/34*                                        555,319
     867,954   4.549%, 8/1/34*                                        892,408
     286,849   4.875%, 9/1/34*                                        291,386
     300,175   4.90%, 9/1/34*                                         304,858
     302,131   4.80%, 10/1/34                                         306,400
                                                                -------------
                                                                    6,437,659
                                                                -------------

   Principal
    Amount                                                            Value
  -----------                                                      -----------

               U.S. TREASURY OBLIGATIONS 11.5% U.S. Treasury Bond,
    $240,000   6.25%, 8/15/23                                       $ 280,978
     320,000   5.25%, 11/15/28                                        335,400
      60,000   5.375%, 2/15/31                                         64,880
               U.S. Treasury Note,
     665,000   1.625%, 1/31/05                                        664,896
     670,000   1.50%, 2/28/05                                         669,529
     635,000   1.50%, 7/31/05                                         631,106
      60,000   3.00%, 12/31/06                                         59,920
     460,000   2.75%, 8/15/07                                         454,951
     285,000   5.00%, 8/15/11                                         303,402
     635,000   4.25%, 8/15/14                                         636,414
     710,000   7.25%, 5/15/16                                         888,720
               U.S. Treasury Tip,
     313,082   3.625%, 1/15/08                                        341,027
                                                                -------------
                                                                    5,331,223
                                                                -------------
               Total Fixed Income Bonds
               (cost $44,119,886)                                  44,740,210
                                                                -------------

               SHORT-TERM INVESTMENT 1.5%
     680,452   UMB Bank, n.a., Money Market
               Fiduciary, Demand Deposit, 0.85%
               (cost $680,452)                                        680,452
                                                                -------------
               Total Investments 98.5%
               (cost $44,800,338)                                  45,420,662
               Other Assets less Liabilities 1.5%                     695,715
                                                                -------------
               Net Assets 100.0%                                  $46,116,377
                                                                =============

+ Zero coupon security.
* Floating rate securities are securities whose yields vary with a designated market index or market rate. These securities are shown at their current rates as of December 31, 2004.

               See notes to financial statements.

                                                                              15

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--------------------------------------------------------------------------------

VALUE FUND
SCHEDULE OF INVESTMENTS
DECEMBER 31, 2004


    Number
   of Shares                                                          Value
  -----------                                                      -----------

               COMMON STOCKS 99.8%

               ADVERTISING SERVICES 0.6%
       4,809   WPP Group PLC ADR                                     $262,812
               AEROSPACE/DEFENSE 0.7%
       2,900   United Technologies Corp.                              299,715
               AUDIO/VIDEO PRODUCTS 1.3%
      20,300   Thomson ADR                                            538,965
               BANKING 8.3%
      28,844   Bank of America Corp.                                1,355,380
      20,000   Bank of New York Co., Inc.                             668,400
      18,100   U.S. Bancorp                                           566,892
      15,360   Wells Fargo & Co.                                      954,624
                                                                -------------
                                                                    3,545,296
                                                                -------------
               BEVERAGES 0.8%
       5,700   Diageo PLC ADR                                         329,916
                                                                -------------
               BIOTECHNOLOGY 1.9%
       5,435   Biogen Idec, Inc.*                                     362,025
       7,600   Genzyme Corp.*                                         441,332
                                                                -------------
                                                                      803,357
                                                                -------------
               CASINOS AND GAMING 1.2%
       7,900   Harrah's Entertainment, Inc.                           528,431
                                                                -------------
               CHEMICALS 5.9%
       6,400   Akzo Nobel N. V. ADR                                   271,936
      11,500   Dow Chemical Co.                                       569,365
      16,440   Honeywell International, Inc.                          582,140
      24,480   Praxair, Inc.                                        1,080,792
                                                                -------------
                                                                    2,504,233
                                                                -------------
               COMPUTER PRODUCTS 4.2%
      16,300   Computer Sciences Corp.*                               918,831
       8,950   International Business
               Machines Corp.                                         882,291
                                                                -------------
                                                                    1,801,122
                                                                -------------
    Number
   of Shares                                                          Value
  -----------                                                      -----------

               CONSUMER GOODS 0.9%
       7,660   PepsiCo, Inc.                                        $ 399,852
               ENERGY 1.5%
      25,200   Duke Energy Corp.                                      638,316
               FINANCIAL SERVICES 15.6%
      29,787   Citigroup, Inc.                                      1,435,138
      13,859   First Data Corp.                                       589,562
       3,600   Freddie Mac                                            265,320
       6,670   Goldman Sachs Group, Inc.                              693,947
      34,100   JP Morgan Chase & Co.                                1,330,241
       8,380   Lehman Brothers Holdings, Inc.                         733,082
      42,900   MBNA Corp.                                           1,209,351
       6,900   Merrill Lynch & Co., Inc.                              412,413
                                                                -------------
                                                                    6,669,054
                                                                -------------
               FOREST PRODUCTS 0.6%
       4,000   Weyerhaeuser Co.                                       268,880
                                                                -------------
               HEALTH CARE PRODUCTS 4.1%
      33,240   Baxter International, Inc.                           1,148,110
      16,900   Boston Scientific Corp.*                               600,795
                                                                -------------
                                                                    1,748,905
                                                                -------------
               HEALTH CARE SERVICES 2.8%
       6,100   UnitedHealth Group, Inc.                               536,983
       5,600   Wellpoint, Inc. *                                      644,000
                                                                -------------
                                                                    1,180,983
                                                                -------------
               HOME BUILDERS 0.7%
       4,700   Pulte Homes, Inc.                                      299,860
                                                                -------------
               INSURANCE 6.1%
       8,400   Allstate Corp.                                         434,448
      22,152   American International Group, Inc.                   1,454,722
      15,000   Lincoln National Corp.                                 700,200
                                                                -------------
                                                                    2,589,370
                                                                -------------
16

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--------------------------------------------------------------------------------

VALUE FUND
SCHEDULE OF INVESTMENTS (CONT'D.)
DECEMBER 31, 2004


    Number
   of Shares                                                          Value
  -----------                                                      -----------

               MANUFACTURING 10.3%
       9,000   3M Co.                                               $ 738,630
      10,300   American Standard Cos., Inc.*                          425,596
       9,310   Caterpillar, Inc.                                      907,818
      14,400   General Electric Co.                                   525,600
       6,300   Monsanto Co.                                           349,965
      28,200   Newell Rubbermaid, Inc.                                682,158
      22,000   Tyco International Ltd.                                786,280
                                                                -------------
                                                                    4,416,047
                                                                -------------
               MEDIA 5.1%
       7,400   Clear Channel Communications, Inc.                     247,826
      12,500   Fox Entertainment Group, Inc.*                         390,750
      19,500   Liberty Media Corp. *                                  214,110
      18,100   Vivendi Universal SA ADR*                              580,467
      27,120   Walt Disney Co.                                        753,936
                                                                -------------
                                                                    2,187,089
                                                                -------------
               OIL AND GAS 9.8%
       9,550   Apache Corp.                                           482,943
       7,400   Burlington Resources, Inc.                             321,900
      26,426   ChevronTexaco Corp.                                  1,387,629
       8,330   ConocoPhillips                                         723,294
       9,000   Devon Energy Corp.                                     350,280
      14,300   ExxonMobil Corp.                                       733,018
       1,900   Total SA ADR                                           208,696
                                                                -------------
                                                                    4,207,760
                                                                -------------
               PAPER AND PAPER PRODUCTS 1.2%
       7,890   Kimberly-Clark Corp.                                   519,241
         239   Neenah Paper, Inc. *                                     7,791
                                                                -------------
                                                                      527,032
                                                                -------------
               PHARMACEUTICALS 3.1%
       8,100   Amgen, Inc.*                                           519,615
       9,900   Caremark Rx, Inc.*                                     390,357
      15,000   Pfizer, Inc.                                           403,350
                                                                -------------
                                                                    1,313,322
                                                                -------------
               PRINTING AND PUBLISHING 1.2%
       6,540   Gannett Co., Inc.                                      534,318
                                                                -------------

    Number
   of Shares                                                          Value
  -----------                                                      -----------
               RETAIL 9.3%
       5,000   Federated Department Stores, Inc.                    $ 288,950
      10,100   Gap, Inc.                                              213,312
       7,400   Home Depot, Inc.                                       316,276
      11,300   J.C. Penney Co., Inc.                                  467,820
      13,300   Lowe's Cos., Inc.                                      765,947
      16,900   McDonald's Corp.                                       541,814
      16,200   Target Corp.                                           841,266
      11,800   Yum! Brands, Inc.                                      556,724
                                                                -------------
                                                                    3,992,109
                                                                -------------
               SEMICONDUCTORS 0.6%
      10,300   Intel Corp.                                            240,917
                                                                -------------
               TELECOMMUNICATIONS 1.5%
      25,800   Sprint Corp.                                           641,130
                                                                -------------
               TRANSPORTATION 0.5%
       3,200   Canadian National Railway Co.                          196,000
                                                                -------------
               Total Common Stocks
               (cost $34,747,216)                                  42,664,791
                                                                -------------

   Principal
    Amount
  -----------
               SHORT-TERM INVESTMENT 1.7%
    $714,072   UMB Bank, n.a., Money Market
               Fiduciary, Demand Deposit, 0.85%
               (cost $714,072)                                        714,072
                                                                -------------
               Total Investments 101.5%
               (cost $35,461,288)                                  43,378,863
               Liabilities less Other Assets (1.5)%                 (613,849)
                                                                -------------
               Net Assets 100.0%                                  $42,765,014
                                                                =============

               *Non-income producing security

               See notes to financial statements.

                                                                              17
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--------------------------------------------------------------------------------

GROWTH FUND
SCHEDULE OF INVESTMENTS
DECEMBER 31, 2004


    Number
   of Shares                                                          Value
  -----------                                                      -----------

               COMMON STOCKS 14.4%

               CHEMICALS 0.6%
       6,000   Eastman Chemical Co.                                  $346,380
                                                                -------------
               COMPUTER SERVICES 0.4%
       3,950   Computer Sciences Corp.*                               222,661
                                                                -------------
               COMPUTER SOFTWARE 0.4%
       8,200   Microsoft Corp.                                        219,022
                                                                -------------
               ELECTRIC 2.0%
       6,000   Ameren Corp.                                           300,840
       6,650   Consolidated Edison, Inc.                              290,937
       6,500   Progress Energy, Inc.                                  294,060
       8,700   Southern Co.                                           291,624
                                                                -------------
                                                                    1,177,461
                                                                -------------
               FINANCIAL SERVICES 0.6%
       4,800   Freddie Mac                                            353,760
                                                                -------------
               FOOD 0.6%
      14,400   Sara Lee Corp.                                         347,616
                                                                -------------
               HEALTH CARE PRODUCTS 0.7%
       3,100   Boston Scientific Corp.*                               110,205
       3,450   Johnson & Johnson                                      218,799
       2,250   Medtronic, Inc.                                        111,758
                                                                -------------
                                                                      440,762
                                                                -------------
               HEALTH CARE SERVICES 0.6%
       3,850   UnitedHealth Group, Inc.                               338,915
                                                                -------------
               HOME FURNISHINGS 0.6%
       4,850   Whirlpool Corp.                                        335,669
                                                                -------------
               INSURANCE 1.7%
       5,000   American International Group, Inc.                     328,350
       4,750   Loews Corp.                                            333,925
       5,200   MBIA Corp.                                             329,056
                                                                -------------
                                                                      991,331
                                                                -------------

    Number
   of Shares                                                          Value
  -----------                                                      -----------

               OIL AND GAS 2.9%
       4,000   Burlington Resources, Inc.                           $ 174,000
       6,600   Chevron Texaco Corp.                                   346,566
       6,000   Kerr-McGee Corp.                                       346,740
       7,450   KeySpan Corp.                                          293,903
       3,000   Occidental Petroleum Corp.                             175,080
       4,250   Sunoco, Inc.                                           347,268
                                                                -------------
                                                                    1,683,557
                                                                -------------
               PHARMACEUTICALS 0.7%
       4,750   Abbott Laboratories                                    221,587
       8,300   Pfizer, Inc.                                           223,187
                                                                -------------
                                                                      444,774
                                                                -------------
               RETAIL 1.7%
       7,750   Home Depot, Inc.                                       331,235
       5,800   Lowe's Cos., Inc.                                      334,022
      10,250   McDonald's Corp.                                       328,615
                                                                -------------
                                                                      993,872
                                                                -------------
               SEMICONDUCTORS 0.4%
       9,350   Intel Corp.                                            218,696
                                                                -------------
               TOBACCO 0.5%
       4,800   Altria Group, Inc.                                     293,280
                                                                -------------
               Total Common Stocks
               (cost $8,370,122)                                    8,407,756
                                                                -------------

18

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GROWTH FUND
SCHEDULE OF INVESTMENTS (CONT'D.)
DECEMBER 31, 2004

   Principal
    Amount                                                            Value
  -----------                                                      -----------

               SHORT-TERM INVESTMENT 85.8%
 $50,109,387   UMB Bank, n.a., Money Market
               Fiduciary, Demand Deposit, 0.85%
               (cost $50,109,387)                                 $50,109,387
                                                                -------------
               Total Investments  100.2%
               (cost $58,479,509)                                  58,517,143
               Liabilities less Other Assets (0.2)%                  (83,111)
                                                                -------------
               Net Assets 100.0%                                  $58,434,032
                                                                =============
               *Non-income producing security

See notes to financial statements.


                                                                              19
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SMALL-CAP FUND
SCHEDULE OF INVESTMENTS
DECEMBER 31, 2004


    Number
   of Shares                                                          Value
  -----------                                                      -----------

               COMMON STOCKS 98.8%

               ADVERTISING 1.4%
       3,100   Monster Worldwide, Inc.*                              $104,284
                                                                -------------
               AEROSPACE/DEFENSE 1.5%
       2,600   DRS Technologies, Inc.*                                111,046
                                                                -------------
               BIOTECHNOLOGY 1.5%
       6,500   Lexicon Genetics, Inc.*                                 50,408
       3,200   Telik, Inc.*                                            61,248
                                                                -------------
                                                                      111,656
                                                                -------------
               BUSINESS SERVICES 16.0%
       5,600   Advance America Cash
               Advance Centers, Inc.*                                 128,240
       2,400   Affiliated Managers Group, Inc.*                       162,576
       5,800   Calamos Asset Management, Inc.                         156,600
       4,900   CB Richard Ellis Group, Inc.*                          164,395
       2,200   Corporate Executive Board Co.                          147,268
       2,000   Jones Lang LaSalle, Inc.*                               74,820
       6,500   Labor Ready, Inc.*                                     109,980
       8,900   MPS Group, Inc.*                                       109,114
       3,900   Portfolio Recovery Associates, Inc.*                   160,758
                                                                -------------
                                                                    1,213,751
                                                                -------------
               CASINOS AND GAMING 1.4%
       2,150   Shuffle Master, Inc.*                                  101,265
                                                                -------------
               CHEMICALS 6.0%
       2,800   Georgia Gulf Corp.                                     139,440
       3,800   Great Lakes Chemical Corp.                             108,262
       6,200   Westlake Chemical Corp.                                207,080
                                                                -------------
                                                                      454,782
                                                                -------------
               COAL 1.2%
       2,600   Arch Coal, Inc.                                         92,404
                                                                -------------


    Number
   of Shares                                                          Value
  -----------                                                      -----------

               COMPUTER SERVICES 4.2%
         900   CACI International, Inc.*                            $  61,317
       4,600   SI International, Inc.*                                141,496
       1,800   SRA International, Inc.*                               115,560
                                                                -------------
                                                                      318,373
                                                                -------------
               COMPUTER SOFTWARE 6.4%
       2,300   Hyperion Solutions Corp.*                              107,226
      11,400   Infocrossing, Inc.*                                    193,002
       1,400   MicroStrategy, Inc.*                                    84,350
       3,700   Open Solutions, Inc.*                                   96,052
                                                                -------------
                                                                      480,630
                                                                -------------
               EDUCATION 3.2%
       6,700   Corinthian Colleges, Inc.*                             126,261
       2,500   ITT Educational Services, Inc.*                        118,875
                                                                -------------
                                                                      245,136
                                                                -------------
               ELECTRONICS 6.2%
       3,600   Benchmark Electronics, Inc.*                           122,760
       2,700   FLIR Systems, Inc.*                                    172,233
       2,100   II-VI, Inc.*                                            89,229
       4,200   Molecular Devices Corp.*                                84,420
                                                                -------------
                                                                      468,642
                                                                -------------
               HEALTH CARE EQUIPMENT
               AND SUPPLIES 7.8%
       1,700   Advanced Medical Optics, Inc.*                          69,938
       4,700   ArthroCare Corp.*                                      150,682
       2,500   Aspect Medical Systems, Inc.*                           61,150
       8,300   CardioDynamics International Corp.*                     42,911
       2,000   Cooper Cos., Inc.                                      141,180
       5,900   Symmetry Medical, Inc.*                                124,195
                                                                -------------
                                                                      590,056
                                                                -------------
               HEALTH CARE SERVICES 5.5%
      15,500   Beverly Enterprises, Inc.*                             141,825
       3,200   Covance, Inc.*                                         124,000
       4,200   Psychiatric Solutions, Inc.*                           153,552
                                                                -------------
                                                                      419,377
                                                                -------------

20

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SMALL-CAP FUND
SCHEDULE OF INVESTMENTS (CONT'D.)
DECEMBER 31, 2004


    Number
   of Shares                                                          Value
  -----------                                                      -----------

               INTERNET SECURITY 5.0%
       4,800   Aladdin Knowledge Systems, Ltd.*                      $118,800
       3,100   Niku Corp.*                                             62,496
       2,600   WebEx Communications, Inc.*                             61,828
       2,700   Websense, Inc.*                                        136,944
                                                                -------------
                                                                      380,068
                                                                -------------
               MACHINERY - CONSTRUCTION AND
               MINING 1.6%
       3,000   Bucyrus International, Inc.                            121,920
                                                                -------------
               MATERIALS 1.1%
       1,500   Ceradyne, Inc.*                                         85,815
                                                                -------------
               OIL AND GAS 3.8%
       1,100   Atwood Oceanics, Inc.*                                  57,310
       2,100   Bill Barrett Corp.*                                     67,179
       3,900   Hornbeck Offshore Services, Inc.*                       75,270
       2,300   Quicksilver Resources, Inc.*                            84,594
                                                                -------------
                                                                      284,353
                                                                -------------
               PERSONAL SERVICES 1.2%
       1,400   Bright Horizons Family Solutions, Inc.*                 90,664
               PHARMACEUTICALS 4.7%
       3,700   Bone Care International, Inc.*                         103,045
       3,400   Connetics Corp.*                                        82,586
       5,000   Encysive Pharmaceuticals, Inc.*                         49,650
       3,600   HealthExtras, Inc.*                                     58,680
       8,200   Isolagen, Inc.*                                         64,534
                                                                -------------
                                                                      358,495
                                                                -------------
               RENTAL - AUTO/EQUIPMENT 0.8%
       2,450   Aaron Rents, Inc.                                       61,250
                                                                -------------
               SEMICONDUCTORS 7.5%
       3,000   Cree, Inc.*                                            120,240
       8,300   Mattson Technology, Inc.*                               93,458
       6,700   Microsemi Corp.*                                       116,312
      10,800   Microtune, Inc.*                                        65,988
       6,300   PMC-Sierra, Inc.*                                       70,875
       2,900   Sigmatel, Inc.*                                        103,037
                                                                -------------
                                                                      569,910
                                                                -------------

    Number
   of Shares                                                          Value
  -----------                                                      -----------

               TELECOMMUNICATIONS 6.2%
       3,100   Applied Signal Technology, Inc.                       $109,275
      17,800   Extreme Networks, Inc.*                                116,590
       7,400   Ixia*                                                  124,394
       5,800   Tekelec*                                               118,552
                                                                -------------
                                                                      468,811
                                                                -------------
               TRUCKING 1.3%
       2,700   Overnite Corp.                                         100,548
                                                                -------------
               WIRELESS EQUIPMENT 3.3%
       9,800   Alvarion Ltd.*                                         130,144
       6,200   Novatel Wireless, Inc.*                                120,156
                                                                -------------
                                                                      250,300
                                                                -------------
               Total Common Stocks
               (cost $6,290,188)                                    7,483,536
                                                                -------------

   Principal
    Amount
  -----------

               SHORT-TERM INVESTMENT 0.9%
     $64,809   UMB Bank, n.a., Money Market
               Fiduciary, Demand Deposit, 0.85%
               (cost $64,809)                                          64,809
                                                                -------------
               Total Investments 99.7%
               (cost $6,354,997)                                    7,548,345
               Other Assets less Liabilities 0.3%                      27,013
                                                                -------------
               Net Assets 100.0%                                   $7,575,358
                                                                =============

               *Non-income producing security

               See notes to financial statements.


                                                                              21
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STATEMENTS OF ASSETS AND LIABILITIES
DECEMBER 31, 2004

                                                           FIXED INCOME           VALUE               GROWTH            SMALL-CAP
                                                               FUND                FUND                FUND                FUND
                                                              ------              ------              ------              ------
ASSETS:
  Investments at value (cost $44,800,338,
     $35,461,288, $58,479,509 and
      $6,354,997, respectively)                            $45,420,662         $43,378,863         $58,517,143          $7,548,345
  Receivable for securities sold                               327,847              64,798                   -              32,063
  Interest and dividends receivable                            490,861              58,233              50,790                 904
  Capital shares receivable                                    204,100               4,367              12,473               2,161
  Cash                                                               -                   -                 260                   -
  Prepaid expenses and other assets                             11,379              11,694              13,368              10,436
                                                         -------------       -------------       -------------       -------------

     Total Assets                                           46,454,849          43,517,955          58,594,034           7,593,909
                                                         -------------       -------------       -------------       -------------

LIABILITIES:
  Payable for securities purchased                             132,346             585,436                   -                   -

  Dividend payable                                             133,191                   -                   -                   -
  Due to Custodian                                               6,497              45,314                   -                   -
  Capital shares payable                                           843              35,965              43,364               4,831
  Accrued expenses                                              46,866              50,309              67,302               9,307
  Accrued investment advisory fee                               18,729              35,917              49,336               4,413
                                                         -------------       -------------       -------------       -------------

     Total Liabilities                                         338,472             752,941             160,002              18,551
                                                         -------------       -------------       -------------       -------------

NET ASSETS                                                 $46,116,377         $42,765,014         $58,434,032          $7,575,358
                                                         =============       =============       =============       =============

NET ASSETS CONSIST OF:
  Capital stock                                                   $455                $363                $397                $133
  Paid-in-capital in excess of par                          45,508,887          39,911,379          56,757,701           7,967,449
  Undistributed net investment income (loss)                  (49,049)              15,385                   -                   -
  Undistributed net realized gain (loss)
     on investments                                             35,760         (5,079,688)           1,638,300         (1,585,572)
  Net unrealized appreciation on investments                   620,324           7,917,575              37,634           1,193,348
                                                         -------------       -------------       -------------       -------------

NET ASSETS                                                 $46,116,377         $42,765,014         $58,434,032          $7,575,358
                                                         =============       =============       =============       =============

 CAPITAL STOCK, $.0001 PAR VALUE:
  Authorized                                               125,000,000         125,000,000         125,000,000         125,000,000

  Issued and outstanding                                     4,586,131           3,633,034           3,984,225           1,337,268

NET ASSET VALUE,
REDEMPTION PRICE AND
OFFERING PRICE PER SHARE                                        $10.06              $11.77              $14.67               $5.66
                                                                ======              ======              ======              ======


See notes to financial statements.


22

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--------------------------------------------------------------------------------

STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2004

                                                           FIXED INCOME           VALUE               GROWTH            SMALL-CAP
                                                               FUND                FUND                FUND                FUND
                                                              ------              ------              ------              ------
INVESTMENT INCOME:
  Interest                                                  $1,952,784              $2,741             $28,225              $1,244
  Dividends (net of foreign withholding tax
     of $0, $3,424, $2,596 and $13, respectively)                    -             709,794             578,075               8,667
                                                         -------------       -------------       -------------       -------------
                                                             1,952,784             712,535             606,300               9,911
EXPENSES:
  Investment advisory fees                                     266,381             408,072             576,174              86,964
  Administration and fund accounting fees                       78,485              72,139             101,856              12,299
  Shareholder servicing fees                                    66,090              77,315             103,816              35,434
  Professional fees                                             31,655              29,529              41,343               6,672
  Pricing fees                                                  29,057               3,094               4,895               3,334
     State registration fees                                    21,059              18,546              21,555              13,122
  Reports to shareholders                                       13,375              11,861              16,169               1,843
  Custody fees                                                  11,864              11,074              15,878              13,075
  Directors' fees                                                2,912               3,200               4,528                 582
  12b-1 fees                                                         -                   -                   -              17,393
  Other                                                          7,670               6,794               9,657               1,174
                                                         -------------       -------------       -------------       -------------
  Total expenses before waiver                                 528,548             641,624             895,871             191,892
  Waiver of fees                                              (73,520)            (14,576)            (14,147)            (56,230)
                                                         -------------       -------------       -------------       -------------

     Net Expenses                                              455,028             627,048             881,724             135,662
                                                         -------------       -------------       -------------       -------------
NET INVESTMENT INCOME (LOSS)                                 1,497,756              85,487           (275,424)           (125,751)
                                                         -------------       -------------       -------------       -------------

REALIZED AND UNREALIZED GAIN (LOSS):
  Net realized gain on investments                             864,922           3,596,010          12,380,564             311,210
  Change in unrealized appreciation/
     depreciation on investments                             (512,123)           2,393,100         (7,734,783)              62,760
                                                         -------------       -------------       -------------       -------------

  Net gain on investments                                      352,799           5,989,110           4,645,781             373,970
                                                         -------------       -------------       -------------       -------------

NET INCREASE IN NET ASSETS
RESULTING FROM OPERATIONS                                   $1,850,555          $6,074,597          $4,370,357            $248,219
                                                         =============       =============       =============       =============


See notes to financial statements.


                                                                                                                                  23

[AQUINAS FUNDS LOGO]

--------------------------------------------------------------------------------

STATEMENTS OF CHANGES IN NET ASSETS



                              FIXED INCOME                  VALUE                       GROWTH                    SMALL-CAP
                                  FUND                       FUND                        FUND                        FUND
                                -------                    -------                      -------                    -------
                           Year          Year         Year          Year          Year          Year          Year          Year
                          ended         ended        ended         ended          ended         ended        ended         ended
                         Dec. 31, Dec. 31, Dec. 31, Dec. 31, Dec. 31, Dec. 31,  Dec. 31, Dec. 31, 2004 2003 2004 2003 2004 2003 2004
                           2003
                        ---------     ---------    ---------     ---------      ---------     ---------    ---------     -----------

OPERATIONS:
  Net investment
     income (loss)       $1,497,756   $1,599,152       $85,487      $108,589     $(275,424)   $(327,033)    $(125,751)    $(104,880)
  Net realized gain
     (loss) on
     investments            864,922    1,341,260     3,596,010   (1,034,644)     12,380,564  (1,554,167)       311,210       672,797
  Change in unrealized
     appreciation/
     depreciation on
     investments          (512,123)    (735,354)     2,393,100    10,185,640    (7,734,783)   11,866,559        62,760     1,119,828
                        -----------  -----------   -----------   -----------    -----------  -----------   -----------   -----------
  Net Increase
     in Net Assets
     Resulting from
       Operations         1,850,555    2,205,058     6,074,597     9,259,585      4,370,357    9,985,359       248,219     1,687,745
                        -----------  -----------   -----------   -----------    -----------  -----------   -----------   -----------

DISTRIBUTIONS OF:
  Net investment
     income             (1,675,211)  (1,798,718)      (70,254)     (108,437)              -            -             -             -
  Net realized gains      (653,362)    (710,222)             -             -              -            -             -             -
                        -----------  -----------   -----------   -----------    -----------  -----------   -----------   -----------
  Total Distributions   (2,328,573)  (2,508,940)      (70,254)     (108,437)              -            -             -             -
                        -----------  -----------   -----------   -----------    -----------  -----------   -----------   -----------

CAPITAL SHARE
  TRANSACTIONS:
  Shares sold            6,407,355    5,245,142     6,339,497     4,279,006       7,599,318    8,425,645     1,404,145     1,368,440
  Shares issued
     to holders in
     reinvestment of
     distributions       2,263,062    2,443,676        68,714       107,096               -            -             -             -
  Shares redeemed      (6,836,215) (10,312,399)  (10,117,402)   (6,850,571)     11,353,967)  (9,366,012)   (1,359,684)   (1,192,436)
                       ----------- ------------  ------------   -----------     -----------  -----------   -----------   -----------
     Net Increase
       (Decrease)         1,834,202  (2,623,581)   (3,709,191)   (2,464,469)    (3,754,649)    (940,367)        44,461       176,004
                        -----------  -----------   -----------   -----------    -----------  -----------   -----------   -----------

TOTAL INCREASE
  (DECREASE) IN
NET ASSETS                1,356,184  (2,927,463)     2,295,152     6,686,679        615,708    9,044,992       292,680     1,863,749

NET ASSETS:
  Beginning of year      44,760,193   47,687,656    40,469,862    33,783,183     57,818,324   48,773,332     7,282,678     5,418,929
                        -----------  -----------   -----------   -----------    -----------  -----------   -----------   -----------
  End of year           $46,116,377  $44,760,193   $42,765,014   $40,469,862    $58,434,032  $57,818,324    $7,575,358    $7,282,678
                        ===========  ===========   ===========   ===========    ===========  ===========   ===========   ===========

See notes to financial statements.
24-25

[AQUINAS FUNDS LOGO]

--------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS

                                                 FIXED INCOME FUND                                    VALUE FUND
                                  -----------------------------------------------   -----------------------------------------------
                                              Year Ended December 31,                           Year Ended December 31,
                                   2004      2003      2002      2001      2000      2004      2003      2002      2001      2000
                                 --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
Net Asset Value,
  Beginning of Year               $10.16    $10.23    $10.07   $  9.73   $  9.47    $10.17   $  7.95    $10.22    $10.91    $11.34

Income (Loss) from I
  Investment Operations:
  Net investment income             0.34      0.35      0.50      0.55      0.58      0.02      0.03      0.01         -      0.17
  Net realized and unrealized
     gains (losses)
     on investments                 0.09      0.14      0.21      0.34      0.25      1.60      2.22    (2.27)    (0.69)    (0.31)
                                --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
     Total from Investment
       Operations                   0.43      0.49      0.71      0.89      0.83      1.62      2.25    (2.26)    (0.69)    (0.14)
                                --------  --------  --------  --------  --------  --------  --------  --------  --------  --------

Less Distributions:
  Dividends from net
     investment income            (0.38)    (0.40)    (0.50)    (0.55)    (0.57)    (0.02)    (0.03)    (0.01)         -    (0.16)
  Distributions from net
     realized gains               (0.15)    (0.16)    (0.05)         -         -         -         -         -         -    (0.13)
                                --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
     Total Distributions          (0.53)    (0.56)    (0.55)    (0.55)    (0.57)    (0.02)    (0.03)    (0.01)         -    (0.29)
                                --------  --------  --------  --------  --------  --------  --------  --------  --------  --------

Net Asset Value, End of Year      $10.06    $10.16    $10.23    $10.07   $  9.73    $11.77    $10.17   $  7.95    $10.22    $10.91
                                ========  ========  ========  ========  ========  ========  ========  ========  ========  ========

Total Return                       4.35%     4.90%     7.29%     9.33%     9.11%    15.93%    28.29%  (22.11)%   (6.29)%   (1.19)%

Supplemental Data and Ratios:
  Net assets, end of year
     (in thousands)              $46,116   $44,760   $47,688   $49,256   $45,070   $42,765   $40,470   $33,783   $45,155   $54,972
Ratio to Average Net Assets of:
  Expenses, net of waivers         1.02%     1.00%     1.00%     1.00%     1.00%     1.53%     1.50%     1.50%     1.49%     1.42%
  Expenses, before waivers         1.19%     1.20%     1.12%     1.09%     1.07%     1.57%     1.59%     1.55%     1.49%     1.42%
  Net investment income,
     net of waivers                3.37%     3.43%     4.95%     5.43%     6.05%     0.21%     0.30%     0.11%     0.01%     1.53%
  Net investment income,
     before waivers                3.20%     3.23%     4.83%     5.34%     5.98%     0.17%     0.21%     0.06%     0.01%     1.53%
Portfolio turnover rate             147%      276%      168%      158%      152%       61%       70%       45%       64%       81%


See notes to financial statements.
26-27

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--------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS (CONT'D.)

                                                    GROWTH FUND                                    SMALL-CAP FUND(1)
                                  -----------------------------------------------   -----------------------------------------------
                                              Year Ended December 31,                           Year Ended December 31,
                                   2004      2003      2002      2001      2000      2004      2003      2002      2001      2000
                                 --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
Net Asset Value,
  Beginning of Year               $13.58    $11.26    $14.61    $17.41    $19.48   $  5.50   $  4.21   $  6.08   $  6.85    $10.40

Income (Loss) from
  Investment Operations:
  Net investment income (loss)    (0.07)    (0.08)    (0.10)    (0.12)    (0.13)    (0.09)    (0.08)    (0.08)    (0.08)      0.30
  Net realized and unrealized
     gains (losses) on investments  1.16      2.40    (3.25)    (2.68)      0.63      0.25      1.37    (1.79)    (0.66)      0.03
                                --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
     Total from Investment
       Operations                   1.09      2.32    (3.35)    (2.80)      0.50      0.16      1.29    (1.87)    (0.74)      0.33
                                --------  --------  --------  --------  --------  --------  --------  --------  --------  --------

Less Distributions:
  Dividends from net
     investment income                 -         -         -         -         -         -         -         -         -    (0.30)
  Distributions from net
     realized gains                    -         -         -         -    (2.57)         -         -         -    (0.03)    (3.58)
                                --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
     Total Distributions               -         -         -         -    (2.57)         -         -         -    (0.03)    (3.88)
                                --------  --------  --------  --------  --------  --------  --------  --------  --------  --------

Net Asset Value, End of Year      $14.67    $13.58    $11.26    $14.61    $17.41   $  5.66   $  5.50   $  4.21   $  6.08   $  6.85
                                ========  ========  ========  ========  ========  ========  ========  ========  ========  ========

Total Return                       8.03%    20.60%  (22.93)%  (16.08)%     2.48%     2.91%    30.64%  (30.76)%  (10.83)%     3.19%

Supplemental Data and Ratios:
  Net assets, end of year
     (in thousands)              $58,434   $57,818   $48,773   $60,961   $68,336    $7,575    $7,283    $5,419    $6,208    $6,416
Ratio to Average Net Assets of:
  Expenses, net of waivers         1.53%     1.50%     1.50%     1.50%     1.41%     1.95%     1.95%     1.95%     1.95%     1.52%
  Expenses, before waivers         1.55%     1.58%     1.54%     1.50%     1.41%     2.76%     2.99%     2.91%     2.81%     1.68%
  Net investment income (loss),
     net of waivers              (0.48)%   (0.62)%   (0.82)%   (0.81)%   (0.77)%   (1.81)%   (1.70)%   (1.76)%   (1.46)%     2.51%
  Net investment income (loss),
     before waivers              (0.50)%   (0.70)%   (0.86)%   (0.81)%   (0.77)%   (2.62)%   (2.74)%   (2.72)%   (2.32)%     2.35%
Portfolio turnover rate             196%      105%       94%       99%       95%      260%      161%      113%      102%      130%


(1)  Prior to November 1, 2000 the Small-Cap Fund was known as the "Balanced Fund" and it was designed to provide one vehicle for participating in the investment strategies of the Value Fund, Growth Fund and Fixed Income Fund.

See notes to financial statements.

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NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004

1. ORGANIZATION
The Aquinas Funds, Inc. was incorporated on October 20, 1993 as a Maryland Corporation and is registered as a diversified open-end management investment company under the Investment Company Act of 1940. The Fixed Income, Value, Growth and Small-Cap Funds (the "Funds") are separate, diversified portfolios of The Aquinas Funds, Inc. Prior to November 1, 2000, the Value Fund was known as the Equity Income Fund; the Growth Fund was known as the Equity Growth Fund and the Small-Cap Fund was known as the Balanced Fund. The Funds are managed by Aquinas Investment Advisers, Inc. (the "Adviser") and commenced operations on January 3, 1994.

2. SIGNIFICANT ACCOUNTING POLICIES
The following is a summary of significant accounting policies consistently followed by the Funds in the preparation of their financial statements. These policies are in conformity with accounting principles generally accepted in the United States of America ("GAAP"). The presentation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

a) Investment Valuation _ Securities traded over-the-counter or on a national securities exchange are valued on the basis of market value in their principal and most representative market. Securities where the principal and most representative market is a national securities exchange are valued at the latest reported sale price on such exchange. Exchange-traded securities for which there were no transactions on the valuation date are valued at the latest reported bid price. Securities traded on only over-the-counter markets are valued at the latest bid prices. Debt securities (other than short-term obligations) are valued at prices furnished by a pricing service. When in the judgment of the pricing service quoted bid prices are readily available, these investments are valued at the bid price. Securities for which quotations are not readily available are valued at fair value as determined in good faith by the Adviser under the supervision of the Board of Directors. Short-term obligations (maturing within 60 days) are valued on an amortized cost basis, which approximates value.

b) Delayed Delivery Transactions _ The Funds may purchase or sell securities on a when-issued or forward commitment basis. Payment and delivery may take place a month or more after the date of the transaction. The price of the underlying securities and the date when the securities will be delivered and paid for are fixed at the time the transaction is negotiated. Losses may arise due to changes in the market value of the underlying securities or if the counterparty does not perform under the contract.

c) Federal Income Taxes _ No provision for federal income taxes has been made since the Funds have complied to date with the provisions of Subchapter m of the Internal Revenue Code available to regulated investment companies and intend to continue to so comply in future years.

d) Distributions to Shareholders _ The Value Fund and Growth Fund pay dividends of net investment income quarterly. The Fixed Income Fund and the Small-Cap Fund pay dividends from net investment income monthly and annually, respectively.

Distributions of net realized capital gains, if any, will be declared at least annually. Distributions to shareholders are recorded on the ex-dividend date.

The character of distributions made during the year from net investment income or net realized gains may differ from the characterization for federal income tax purposes due to differences in the recognition of income, expense or gain items for financial statement and tax purposes. Where appropriate, reclassifications between net asset accounts are made for such differences that are permanent in nature. Accordingly, at December 31, 2004, reclassifications were recorded to decrease paid-in-capital in

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excess of par by $(10,495), $0, $(275,424) and $(125,752); increase undistributed net investment income by $206,729, $0, $275,424 and $125,751 and increase (decrease) undistributed net realized gain by $(196,234), $0, $0 and $1 for the Fixed Income, Value, Growth and Small-Cap Funds, respectively. Differences primarily relate to the tax treatment in recognizing certain gains and losses in security transactions and tax treatment of net investment loss.

FEDERAL INCOME TAX INFORMATION:
At December 31, 2004, the cost of securities on a tax basis and gross unrealized appreciation (depreciation) on investments for federal income tax purposes were as follows:

                            Fixed Income    Value        Growth    Small-Cap
                                Fund        Fund          Fund       Fund
                               ------      ------        ------     ------

Cost of Investments          $44,870,525 $35,546,000  $58,496,141  $6,363,707
                             =========== ===========  =========== ===========
Appreciation                    $833,947  $8,345,906      $50,586  $1,246,387
Depreciation                   (283,810)   (513,043)     (29,584)    (61,749)
                             ----------- -----------  ----------- -----------
Net Appreciation
  (Depreciation)
  on Investments              $  550,137  $7,832,863      $21,002  $1,184,638
                             =========== ===========  =========== ===========

As of December 31, 2004 the components of accumulated earnings/(deficit) on a tax basis were as follows:

                            Fixed Income    Value        Growth    Small-Cap
                                Fund        Fund          Fund       Fund
                               ------      ------        ------     ------

Ordinary income               $        -     $15,385   $        -  $        -
Long-term capital gains           56,898           -    1,654,932           -
                             ----------- -----------  ----------- -----------
Tax accumulated earnings          56,898      15,385    1,654,932           -
Accumulated capital and
  other losses                         - (4,994,976)            - (1,576,862)
Unrealized appreciation
  (depreciation)
  on investments                 550,137   7,832,863       21,002   1,184,638
                             ----------- -----------  ----------- -----------
Total accumulated
  earnings/(deficit)            $607,035  $2,853,272   $1,675,934  $(392,224)
                             =========== ===========  =========== ===========

The differences between book-basis and tax-basis unrealized appreciation is attributable primarily to the tax deferral of losses on wash sales.

The Value and Small-Cap Funds have accumulated capital loss carryforwards of $4,994,976 and $1,576,862, respectively, of which $0 and $104,252, respectively, expire in the year 2009, $3,127,088 and $1,472,610, respectively, expire in the year 2010, $1,867,888 and $0, respectively, expire in the year 2011. To the extent that a Fund realizes future net capital gains, those gains will be offset by any unused capital loss carryforward.

Value, Growth and Small-Cap Funds utilized $3,539,138, $10,384,119 and $315,777, respectively, of its capital loss carryforwards during the year ended December 31, 2004.

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The tax character of distributions paid during the fiscal year ended December
31, 2004 and December 31, 2003 were as follows:


                                        Fixed Income                Value                    Growth                 Small-Cap
                                            Fund                     Fund                     Fund                     Fund
                                           ------                   ------                   ------                   ------
                                      2004        2003         2004        2003         2004        2003         2004        2003
Distributions paid from:
  Ordinary income               $1,823,952   $2,228,215     $70,254     $108,437           -            -           -            -

  Net long-term capital gains      504,621      280,725           -            -           -            -           -            -
                               -----------  ----------- -----------  ----------- -----------  ----------- -----------  -----------
Total taxable distributions      2,328,573    2,508,940      70,254      108,437           -            -           -            -
                               -----------  ----------- -----------  ----------- -----------  ----------- -----------  -----------

  Tax return of capital                  -            -           -            -           -            -           -            -
                               -----------  ----------- -----------  ----------- -----------  ----------- -----------  -----------

Total distributions paid        $2,328,573   $2,508,940     $70,254     $108,437           -            -           -            -
                               ===========  =========== ===========  =========== ===========  =========== ===========  ===========

e) Expenses _ Each Fund is charged for those expenses that are directly attributable to it, such as investment advisory and custody fees. Expenses that are not directly attributable to a Fund are typically allocated among the Funds in proportion to their respective net assets.

f) Other _ Investment transactions are accounted for on the trade date. The Funds determine the gain or loss realized from investment transactions by comparing the original cost of the security lot sold with the net sale proceeds. Dividend and interest income is recognized on an accrual basis. Premiums and discounts on securities purchased are amortized using the level yield to maturity method.

3. RELATED PARTY AGREEMENTS
Each Fund has entered into an agreement with the Adviser, with whom certain officers and directors of the Funds are affiliated, to furnish investment advisory services to the Funds. Under the terms of this agreement for the year ended December 31, 2004, the Funds paid the Adviser a fee, computed daily and payable monthly, at the annual rate of the following percentages of average daily net assets: 0.60% for the Fixed Income Fund; 1.00% for the Value and Growth Funds; and 1.25% for the Small-Cap Fund.

Effective July 1, 2004 the expense caps for the Fixed Income, Value and Growth Funds increased from 1.00%, 1.50% and 1.50%, to 1.05%, 1.60% and 1.60%, respectively. The Adviser voluntarily agreed to reimburse its management fee to the extent that total annual operating expenses (exclusive of interest, taxes, brokerage commissions and other costs incurred in connection with the purchase or sale of portfolio securities and extraordinary items) exceeded 1.05% of the average daily net assets of the Fixed Income Fund, 1.60% of the average daily net assets of the Value and Growth Funds, and 1.95% of the average daily net assets of the Small-Cap Fund, respectively, computed on a daily basis. For the year ended December 31, 2004, expenses of $73,520, $14,576, $14,147 and $56,230 were waived by the Adviser in the Fixed Income, Value, Growth and Small-Cap Funds, respectively.

The Adviser is a wholly-owned subsidiary of the Catholic Foundation, a Texas non-profit corporation, and was organized to become the investment adviser to the Funds. As of December 31, 2004, the Catholic Foundation holds the following percentages of the outstanding shares of the Funds: 71.8% of Fixed Income Fund, 48.2% of Value Fund, 32.7% of Growth Fund, and 59.9% of Small-Cap Fund.

The Sub-Advisers for the Funds are Income Research and Management, Inc. and Atlantic Asset Management, LLC for the Fixed Income Fund, Valenzuela Capital Partners, LLC and Iridian Asset Management, LLC for the Value Fund, Stralem & Company for the Growth Fund, and John McStay Investment Counsel, LLC for the Small-Cap Fund.

Effective December 23, 2004, Stralem & Company replaced Sirach Capital Management, Inc. and John McStay Investment Counsel, LLC as Sub-Advisers for the Growth Fund.

The Funds have entered into agreements with UMB Bank,

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n.a. to provide custodial services. In addition, the Funds have entered into agreements with UMB Fund Services, Inc., an affiliate of UMB Bank, n.a., to provide administration and fund accounting services. Under the terms of the custody agreement, the Fund sweeps excess cash daily into an interest bearing demand deposit account with UMB Bank, n.a.

4. SERVICE AND DISTRIBUTION PLAN
The Funds have adopted a Service and Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the 1940 Act. The Plan authorizes payments by the Funds in connection with the distribution of their shares at an annual rate, as determined from time to time by the Board of Directors, of up to 0.25% of each Fund's average daily net assets. The Fixed Income, Value and Growth Funds have paid no 12b-1 fees in 2004.

5. CAPITAL SHARE TRANSACTIONS
  Transactions in shares of the Funds for the year ended December 31, 2004, were as follows:

                                     Fixed Income  Value     Growth   Small-Cap
                                         Fund      Fund       Fund       Fund
                                        ------    ------     ------     ------

  Shares sold                          631,349    597,157    551,118   270,091
  Shares issued to holders in
     reinvestment of distributions     223,611      6,037          -         -
  Shares redeemed                    (676,174)  (950,833)  (823,813) (256,963)
                                    ---------- ---------- ---------- ---------
     Net Increase (Decrease)           178,786  (347,639)  (272,695)    13,128
                                    ========== ========== ========== =========

Transactions in shares of the Funds for the year ended December 31, 2003, were as follows:

                                     Fixed Income  Value     Growth   Small-Cap
                                         Fund      Fund       Fund       Fund
                                        ------    ------     ------     ------

  Shares sold                          508,911    494,320    693,422   286,142
  Shares issued to holders in
     reinvestment of distributions     237,692     11,908          -         -
  Shares redeemed                  (1,000,781)  (774,452)  (766,367) (249,602)
                                    ---------- ---------- --------------------
     Net Increase (Decrease)         (254,178)  (268,224)   (72,945)    36,540
                                    ========== ========== ====================

6. INVESTMENT TRANSACTIONS
 The aggregate purchases and sales of securities, excluding short-term investments, for the Funds for the year ended December 31, 2004, were as follows:

                         Fixed Income      Value        Growth      Small-Cap
                             Fund          Fund          Fund          Fund
                            ------        ------        ------        ------

  Purchases
     U.S. Government      $34,976,559             -             -            -
     Other                 29,473,955   $24,341,991  $101,102,242  $17,449,403
  Sales
     U.S. Government       35,319,368             -             -            -
     Other                 28,731,139    27,294,350   152,082,008   17,494,795

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of The Aquinas Funds, Inc.:

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of The Aquinas Funds, Inc., including Fixed Income Fund, Value Fund, Growth Fund, and Small-Cap Fund (collectively, the "Funds") as of December 31, 2004, and the related statements of operations for the period then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the three years in the period then ended. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The Funds' financial highlights for the periods ended prior to December 31, 2002 were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those financial highlights in their report dated January 25, 2002.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December 31, 2004, by correspondence with the Company's custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the Funds as of December 31, 2004, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and their financial highlights for each of the three years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.



DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
February 14, 2005

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EXPENSE EXAMPLE (UNAUDITED)

FOR THE SIX MONTHS ENDED DECEMBER 31, 2004

As a shareholder of the Aquinas Funds (the "Funds"), you incur ongoing costs, including management fees and other Fund expenses. If you invest through a financial intermediary, you may also incur additional costs such as a transaction fee charged on the purchase or sale of the Fund or an asset-based management fee. This Example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

The Example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period from July 1, 2004 to December 31, 2004.

ACTUAL EXPENSES

The first line of the table below provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your account during the period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES

The second line of the table below provides information about hypothetical account values and hypothetical expenses based on the Funds' actual expense ratios and an assumed rate of return of 5% per year before expenses, which is not the Funds' actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any costs that may be associated with investing in the Fund through a financial intermediary. Therefore, the second line of the table is useful in comparing the ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if any costs associated with investing through a financial intermediary were included, your costs would have been higher.

                            Beginning     Ending                   Expenses
                             account      account    Annualized   paid during
                              value        value      Expense        period
Fund                         7/1/04      12/31/04      Ratio    7/1/04-12/31/04
--------------------------------------------------------------------------------
Aquinas Fixed Income Fund
  Actual                   $1,000.00    $1,043.10       1.0500%      $5.39
  Hypothetical              1,000.00     1,019.72       1.0500%       5.33
Aquinas Value Fund
  Actual                    1,000.00     1,110.80       1.5735%       8.35
  Hypothetical              1,000.00     1,017.09       1.5735%       7.98
Aquinas Growth Fund
  Actual                    1,000.00     1,039.70       1.5618%       8.01
  Hypothetical              1,000.00     1,017.15       1.5618%       7.92
Aquinas Small-Cap Fund
  Actual                    1,000.00     1,042.40       1.9500%      10.01
  Hypothetical              1,000.00     1,015.20       1.9500%       9.88


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

DIRECTORS AND OFFICERS
-----------------------------------------------------------------------------------------------------------------------------------
DISINTERESTED PERSONS
                                                                                                     Portfolios
                                                Term of Office      Principal                        in Complex       Other
                              Position(s)       and Length of       Occupation(s)                    Overseen         Directorships
Name, Address, and Age        Held with Fund    Time Served         During Past 5 Years              by Director      Held
-----------------------------------------------------------------------------------------------------------------------------------
Charles Clark                 Director          Indefinite,         Mr. Clark is President and           4            None
5310 Harvest Hill Road                          until successor     Chief Operating Officer of
Suite 248                                       elected             Olmsted-Kirk Paper Company
Dallas, Texas 75230                                                 since March 1963.
Age: 66                                         Since 1994

                              Secretary         3 years
-----------------------------------------------------------------------------------------------------------------------------------
Michael R. Corboy             Director          Indefinite,         Mr. Corboy is President of           4            Tipping-
5310 Harvest Hill Road                          until successor     Corboy Investment Company,                        point
Suite 248                                       elected             a private investment company
Dallas, Texas 75230                                                 since December 1991.
Age: 74                                         Since 1994
-----------------------------------------------------------------------------------------------------------------------------------
Levy Curry                    Director          Indefinite,         Mr. Curry is Director of Human       4            None
5310 Harvest Hill Road                          until successor     Resources for Kaiser Health
Suite 248                                       elected             Care since September 2004.
Dallas, Texas 75230                                                 Mr. Curry was Director of
Age: 57                                         5 years             Compensation and Benefits for
                                                                    7-11 Inc., a national convenience
                                                                    store chain, from September 2001
                                                                    through August 2004. Mr. Curry
                                                                    was Senior Manager, Human
                                                                    Resources Strategic Group,
                                                                    of Deloitte & Touche LLP from
                                                                    1998 through August 2001.
-----------------------------------------------------------------------------------------------------------------------------------
Sister Imelda Gonzalez, CDP   Director          Indefinite,         Sister Gonzalez is a member of       4            None
5310 Harvest Hill Road                          until successor     the Congregation of Divine
Suite 248                                       elected             Providence religious community.
Dallas, Texas 75230                                                 Sister Gonzalez was a member
Age: 65                                         8 years             of the staff of the National
                                                                    Association of Treasurer of
                                                                    Religious Institutions, Silver
                                                                    Spring, Maryland, from 1997
                                                                    through April 2001.
-----------------------------------------------------------------------------------------------------------------------------------
Thomas J. Marquez             Director          Indefinite,         Mr. Marquez has been a               4            Carrington
5310 Harvest Hill Road                          until successor     self-employed private investor                    Labs
Suite 248                                       elected             since 1990.
Dallas, Texas 75230
Age: 66                                         Since 1994
-----------------------------------------------------------------------------------------------------------------------------------

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

DIRECTORS AND OFFICERS (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
DISINTERESTED PERSONS (CONTINUED)
                                                                                                                          Portfolios
                                                Term of Office      Principal                        in Complex      Other
                              Position(s)       and Length of       Occupation(s)                    Overseen        Directorships
Name, Address, and Age        Held with Fund    Time Served         During Past 5 Years              by Director     Held
------------------------------------------------------------------------------------------------------------------------------------
John L. Strauss               Director          Indefinite,         Mr. Strauss retired from              4          None
5310 Harvest Hill Road                          until successor     Clover Partners, LP, a money
Suite 248                                       elected             management hedge fund in 2003.
Dallas, Texas 75230                                                 Mr. Strauss was a principal of
Age: 65                                         Since 1994          Barrow, Hanley, Mewhinney &
                                                                    Strauss, an investment advisory
                                                                    firm from 1979 until his
                                                                    retirement in January 1998.
------------------------------------------------------------------------------------------------------------------------------------
INTERESTED PERSONS
------------------------------------------------------------------------------------------------------------------------------------
Richard Lenart                Vice President    3 years             Mr. Lenart is Vice President of      N/A         N/A
5310 Harvest Hill Road                                              Aquinas Investment Advisers, Inc.
Suite 248                                       2 years             and joined the firm in November
Dallas, Texas 75230                                                 2001. Prior thereto he served as
Age: 38                                                             Mutual Funds Manager for 1st
                                                                    Global Capital.
------------------------------------------------------------------------------------------------------------------------------------
John Hughes                   Vice President    3 years             Mr. Hughes has been President        N/A         N/A
5310 Harvest Hill Road                                              of the Jesuit Preparatory School
Suite 248                                       4 years             Foundation since September 2003.
Dallas, Texas 75230                                                 Formerly, Mr. Hughes was
Age: 58                                                             Executive Vice President and
                                                                    Treasurer of Citigroup Associates
                                                                    First Capital Corporation, where
                                                                    he was employed for over five
                                                                    years.
------------------------------------------------------------------------------------------------------------------------------------
Frank A. Rauscher             President, and    3 years             Mr. Rauscher has been the Chief      N/A         N/A
5310 Harvest Hill Road        Treasurer                             Operating Officer of Aquinas
Suite 248                                       7 years             Investment Advisers, Inc. since
Dallas, Texas 75230                                                 August 1994 and Chief Executive
Age: 61                                                             Officer of the Adviser since
                                                                    May 1997.
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                                  37
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TAX INFORMATION (UNAUDITED)

For the year ended December 31, 2004, 100% of dividends paid from net investment income, including net short-term capital gains, qualifies for the dividends received deduction available to corporate shareholders of the Value Fund. For the year ended December 31, 2004, the Fixed Income Fund designates $504,621 as long-term capital gains for purposes of the dividends paid deduction. For the year ended December 31, 2004, 100% of dividends paid from net investment income, from the Value Fund are designated as qualified dividend income.

PROXY VOTING POLICIES AND PROCEDURES

For a description of the policies and procedures that the Funds use to determine how to vote proxies relating to portfolio securities, please call 1-800-423-6369 and request a Statement of Additional Information. One will be mailed to you free of charge. The Statement of Additional Information is also available on the Web site of the Securities and Exchange Commission at www.sec.gov. Information on how the Funds voted proxies relating to portfolio securities during the twelve month period ended June 30, 2004, will be available without charge, upon request, by calling 1-800-423-6369 or by accessing the Web site of the Securities and Exchange Commission.

DISCLOSURE OF PORTFOLIO HOLDINGS

The Funds will file complete schedules of portfolio holdings with the Securities and Exchange Commission for the first and third quarters of each fiscal year on Form N-Q. Each Fund's Form N-Q will be available on the Web site of the Securities and Exchange Commission at www.sec.gov.


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THE AQUINAS FUNDS, INC.
P.O. Box 219533
Kansas City, MO 64121-9533
Telephone: 1-800-423-6369

This report is submitted  for the general  information  of  shareholders  of The
Aquinas Funds. It is not authorized for  distribution  to prospective  investors unless  accompanied or preceded by an effective  prospectus  for the Funds.  The
prospectus  includes  more  complete   information  about  management  fees  and
expenses. Please read the prospectus carefully.
























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